SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):  August 9, 1996



                             U.S. HOME & GARDEN,INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                  0-19899               77-0262908
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   (State or other jurisdiction      (Commission          (I.R.S. Employer
       of incorporation)             File Number)        Identification No.)



           655 Montgomery Street, Suite 830, San Francisco, CA 94111
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              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 415-616-8111
                                                            ------------

          -----------------------------------------------------------
          Former name or former address, if changed since last report




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Item 2.     Stock Acquisition.

     On August 9, 1996 (the "Closing"), Easy Gardener Acquisition Corp. ("EGAC"), a Delaware corporation and Registrant's wholly-owned subsidiary acquired all of the outstanding capital stock (the "Acquisition") of Weatherly Consumer Products Group, Inc. pursuant to the stock purchase agreement, dated August 9, 1996 (the "Purchase Agreement"), by and among Registrant, EGAC, Weatherly Consumer Products Group, Inc. and all of its stockholders (the "Weatherly Stockholders").

     Weatherly Consumer Products Group, Inc., its affiliates and/or subsidiaries (collectively, "Weatherly") are engaged in the manufacture and sale of fertilizer, watering, insecticide and garden netting products (the "Business").

     As consideration for the Acquisition, the Weatherly Stockholders received
(i) an aggregate of 1,000,000 shares of the issued and outstanding Common Stock of Registrant (the "Registrant's Shares") and (ii) an aggregate sum of $22,937,321, less that amount required to discharge certain outstanding indebtedness of Weatherly, as more particularly set forth in the Purchase Agreement, and adjusted dollar for dollar based upon the value of the Net Current Assets (as defined in the Purchase Agreement) of Weatherly at the Closing. The consideration paid for the Business was determined by negotiations among the representatives of EGAC, Registrant and Weatherly.

     In conjunction with the Acquisition by EGAC:

     (a) Registrant agreed to file as expeditiously as possible after the Closing a registration statement with respect to the Registrant's Shares and to use its best efforts to cause such registration statement to be declared effective at the earliest date reasonably practicable and to remain effective until the second anniversary of the Closing subject to a 6-month Withdrawal Period, as defined and more particularly described in the Purchase Agreement.

     (b) Registrant agreed to issue pro ratably to the Weatherly Stockholders who still possess Registrant's Shares at the one year anniversary of the Closing, additional shares of its Common Stock, as more particularly set forth in the Purchase Agreement, in the event the average of the closing bid and ask prices of the Common Stock, on the NASDAQ Small-Cap Market, for the ten trading days preceding such anniversary is less than $3.00.

     (c) All the members of the boards of directors for Weatherly resigned, effective as of the Closing, whereupon each of Robert L. Kassel and Richard J. Raleigh, officers and directors of Registrant and EGAC, and Lynda G. Gustafson, an


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employee of Registrant, were elected as directors and officers of
Weatherly.

     Simultaneous with the Closing:

     1. Weatherly Consumer Products, Inc. ("WCP") and each of Hills and Jackson entered into separate Non-Competition Agreements, whereby WCP paid to each of Hills and Jackson $250,000, and each of Hills and Jackson agreed, for a period of twenty years, not to interfere with the operation of the Business or to engage or become interested, directly or indirectly, in a competitive enterprise as specified in the Non-Competition Agreements.

     2. With respect to the Registrants's Shares, each Weatherly Stockholder executed a Lock-Up Agreement, whereby each Weatherly Stockholder agreed not to transfer or dispose of more than an aggregate of twenty-five percent of any securities of Registrant acquired and beneficially owned by such Weatherly Stockholder prior to the six (6) months anniversary of the Closing and thereafter until the year anniversary of the Closing, of no more than an aggregate of fifty percent of any such securities.

     The source of the consideration paid for the Business was shares of common stock of Registrant contributed to EGAC and cash procured by EGAC.

     The descriptions of the Purchase Agreement and other agreements described herein are qualified in their entirety by reference to the copy of the Purchase Agreement and the other agreements which are filed exhibits to this Report and which are incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     A. Financial Statements of the Business Acquired.

     It is impractical to provide the required financial information at this time. The required financial information for the business acquired will be filed under cover of Form 8 within 60 days of the date this Form 8-K was required to be filed.

     B. Pro Forma Financial Information and Exhibits.

     It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed under cover of Form 8 within 60 days of the date this Form 8-K was required to be filed.


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     C.   Exhibit 10.1 - Purchase Agreement, dated as of August 9, 1996, by and among Registrant, EGAC, Weatherly and the Weatherly Stockholders.

     D.   Exhibit 10.2 - List of Omitted Schedules/Exhibits to Purchase
          Agreement.

     E. Exhibit 10.3 - Lock-up Agreement, dated August 9, 1996 between Registrant and the Weatherly Stockholders.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           U.S. HOME AND GARDEN, INC.



                                           By:/s/ Richard K. Raleigh
                                              ----------------------------
                                              Richard K. Raleigh,
                                                 Chief Operating Officer

Date as of August 22, 1996

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